NOTICE OF GUARANTEED DELIVERY

                          For Shares of Common Stock of
                       BOULDER GROWTH & INCOME FUND, INC.
                    Subscribed for under Primary Subscription
                         And Over-Subscription Privilege

     As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent:

                           The Subscription Agent is:

                               Colbent Corporation
                             Attn: Corporate Actions
                               161 Bay State Drive
                         Braintree, Massachusetts 02184

                     Confirm by Telephone to: (781) 930-4900


BY  MAIL:                                 BY OVERNIGHT COURIER:
Colbent Corporation                       Colbent Corporation
Attn:  Corporate Actions                  Attn:  Corporate Actions
P.O. Box 859208                           161 Bay State Drive
Braintree, Massachusetts  01285-9208      Braintree, Massachusetts  02184

BY HAND DELIVERY:                         BY FACSIMILE:
Colbent Corporation                       (781) 380-3388
Attn: Corporate Actions                   Confirm by telephone to (781) 930-4900
161 Bay State Drive
Braintree, Massachusetts  02184

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTION VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business on the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 P.M., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 P.M. Eastern time, on September 6, 2007 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) delivery of payment in full of the Subscription Price for Shares (determined in accordance with the formula set forth in the Prospectus) subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                            (continued on other side)


                                                                                  Broker Assigned Control No. ______________________

                       BOULDER GROWTH & INCOME FUND, INC.


1.  PRIMARY SUBSCRIPTION          Number of Rights to be    Number of Primary Shares     Payment to be made in
                                  exercised                 requested for which you      connection with Primary
                                                            are guaranteeing delivery    Shares
                                                            of Rights and Payment

                                  ____________ Rights        ________ Shares             $______________________

2. OVER-SUBSCRIPTION
                                                            Number of                    Payment to be made in
                                                            Over-Subscription Shares     connection with
                                                            requested for                Over-Subscription Shares
                                                            which you are
                                                            guaranteeing payment

                                                            ____________ Shares          $_____________________

3. TOTALS                         Total Number of Rights
                                  to be Delivered



                                  ___________ Rights                                     $______________________
                                                                                         Total Payment


Method of delivery (circle one)

A. Through DTC

B. Direct to Colbent Corporation, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Privilege Shares and are a DTC participant, you must also execute and forward to Colbent Corporation a DTC Participant Over-Subscription Exercise Form.



           -------------------------------------------                 ---------------------------------------------
           Name of Firm                                                Authorized Signature

           -------------------------------------------                 ---------------------------------------------
           DTC Participant Number                                      Title

           -------------------------------------------                 ---------------------------------------------
           Address                                                     Name  (Please print or type)
           -------------------------------------------
                                              Zip Code                 _____________________________________________
           ___________________________________________                 Phone Number
           Contact Name
                                                                       ---------------------------------------------
                                                                       Date
